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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-95120, 33-93826, 333-15777 and 333-27537) and S-8 (Nos. 33-44606, 333-01512, 333-12063
and 333-19675) of Aames Financial Corporation of our report dated August 6, 1997, appearing on page F-1 of this Form 10-K.



PricewaterhouseCoopers LLP
Los Angeles, California
September 28, 1998